                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

      This Purchase Agreement (the "Agreement") is made and entered into as of January 30, 2006 between (i) BancKentucky, Inc., a Kentucky corporation ("Purchaser"), and (ii) Civitas BankGroup, Inc., a Tennessee corporation ("Seller"). The Murray Banc Holding Company, LLC, a Kentucky limited liability company ("MBHC"), and The Murray Bank, a federal savings bank (the "Murray Bank"), join in this Agreement for the limited purposes set forth in Sections
4.5 and 4.8.

                                R E C I T A L S:

      WHEREAS, Purchaser and Seller each own 10,000 shares of membership (50%) of MBHC, which owns 100% of the Murray Bank;

      WHEREAS, Purchaser has agreed to purchase from Seller and Seller has agreed to sell to Purchaser its 10,000 shares of membership of MBHC;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

      1.1. CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

            "Additional Consideration" means a minimum of the amount equal to the product of (i) One Thousand Three Hundred and Fifty Dollars ($1,350.00); and (ii) the actual number of days, including the Closing Date, after March 31, 2006 until the Closing occurs; provided, however, the amount of Additional Consideration may be increased upon the mutual written consent of Purchaser and Seller.

            "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 7.2.

            "Closing" and "Closing Date" have the meanings set forth in Section 2.3(a).

            "Consideration" means the Original Consideration and the Additional Consideration, if any.

            "Deposit Funds" mean the Initial Deposit Funds, the Subsequent Deposit Funds, if any, and the Final Deposit Funds, if any.

            "Execution Date" has the meaning set forth in Section 2.4(a).

            "Final Deposit Funds" means the amount of One Hundred Thousand Dollars ($100,000.00) to be paid in accordance with Section 2.4(a).

            "FRB" means the Board of Governors of the Federal Reserve System.

            "Government Authority" means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

            "Initial Deposit Funds" means the amount of Two Hundred Fifty Thousand Dollars ($250,000.00).

            "Joint Venture Agreement" means the Joint Venture Agreement dated as of October 1, 1998, as amended by that certain Addendum to Joint Venture Agreement and that certain Amendment No. 1 to Joint Venture Agreement effective as of December 30, 2003.

            "Lien" means any charge, mortgage, pledge, security interest, restriction, option, right of first refusal, limitation on voting right, claim, lien or encumbrance.

            "Original Consideration" means the amount of Eight Million Five Hundred Thousand Dollars ($8,500,000).

            "OTS" means the Office of Thrift Supervision.

            "Parties" mean Purchaser, Seller, MBHC and the Murray Bank.

            "Person" means any individual, corporation, company, partnership (limited or general), joint venture, association, trust, or other entity, or similar contractual arrangement or relationship.

            "Seller Shares" has the meaning set forth in Section 2.1.

            "Subsequent Deposit Funds" means the amount of One Hundred Thousand Dollars ($100,000.00) to be paid in accordance with Section 2.4(a).

            "Subsequent Sale" means a merger, share exchange, acquisition, consolidation or other similar transaction involving, or any sale, or series of sales, of all or at least 50% of the assets or capital stock of, MBHC or the Murray Bank to a party other than Purchaser or a wholly owned subsidiary of Purchaser.

            "Subsequent Sale Consideration" means the total consideration, including any consideration received in the form of an earnout or similar contingent or delayed arrangement, received by the equity owners of MBHC or the Murray Bank, as applicable, in connection with a Subsequent Sale. In the event that the Subsequent Sale Consideration paid to the then equity owners of MBHC or the Murray Bank, as the case may be, in connection with any such Subsequent Sale, is in the form of equity securities or some other form of ownership interests in the acquiring entity or a related party or affiliate thereof or the surviving entity, then Purchaser and Seller shall use their reasonable best efforts to determine the value of such equity securities for the purpose of calculating the Subsequent Sale Consideration. If Seller and Purchaser cannot agree to the value of the equity securities, then Seller shall be entitled to either accept such equity securities as the Subsequent Sale Consideration or engage, at its sole cost and expense, an independent third party valuation firm, reasonably acceptable to Purchaser, to perform a valuation of such equity securities or other form of ownership interest, for the purpose of determining the value of such equity securities. The determination of the value of such equity securities by the third party valuation firm shall be conclusive, final and binding upon Seller and Purchaser.

            "Subsequent Sale Excess Amount" has the meaning set forth in Section 2.5(a).

            "Termination Date" means July 31, 2006, or such later date as the Parties may have agreed on in writing

            "Transaction" means the purchase and sale of the Seller Shares for the Consideration set forth in Section 2.2.

                                   ARTICLE II

                                 THE TRANSACTION

      2.1. PURCHASE AND SALE OF MBHC SELLER SHARES. Subject to the terms and conditions of this Agreement, upon fulfillment or waiver of each condition to Closing (as set forth in Article V hereof), Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and accept from Seller 10,000 shares of membership of MBHC (the "Seller Shares"), held by Seller, free and clear of all Liens. Seller shall deliver or cause to be delivered to Purchaser on the Closing Date certificates representing the Seller Shares endorsed in blank.

      2.2. CONSIDERATION.

            (a) Original Consideration. If the Closing occurs on or before March 31, 2006, Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) the Original Consideration, less the Deposit Funds.

            (b) Additional Consideration. If the Closing occurs after March 31, 2006, other than as a result of (i) a breach by Seller of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in
Section 5.2, or (ii) a material breach by Seller of any of the covenants or agreements of Seller contained herein, then Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) the sum of the Original Consideration and the Additional Consideration, less the Deposit Funds.

      2.3. CLOSING.

            (a) The closing of the Transaction (the "Closing") will take place at the offices of The Murray Bank, 405 South 12th Street, Murray, Kentucky, at such time, date and place as Purchaser shall determine, but in no event later than five (5) Business Days after all conditions to Closing set forth in Article V have been satisfied or waived by the party entitled to the benefit thereof; provided, however, that such date shall not be later than the Termination Date (any such date, the "Closing Date").

            (b) At the Closing, Seller shall deliver to Purchaser a certificate or certificates representing the Seller Shares endorsed in blank and, subject to
Section 2.5(b), Purchaser shall deliver to Seller the following Consideration:

                 (i) if the Closing occurs on or before March 31, 2006, an amount (in cash or by wire transfer of immediately available funds) equal to the Original Consideration, less the Deposit Funds; or

                 (ii) if the Closing occurs after March 31, 2006, an amount (in cash or by wire transfer of immediately available funds) equal to the sum of the Original Consideration and the Additional Consideration, less the Deposit Funds.

      2.4. DEPOSIT FUNDS.

            (a) Upon the date of full and complete execution by the Parties of this Agreement (the "Execution Date"), Purchaser shall pay to Seller the Initial Deposit Funds, in the form of a bank cashier's check or wire transfer of immediately available funds. If the Closing does not occur on or before March 31, 2006, Purchaser shall pay to Seller on April 3, 2006 the Subsequent Deposit Funds in the form of a bank cashier's check or wire transfer of immediately available funds. If the Closing does not occur on or before June 30, 2006, Purchaser shall pay to Seller on July 3, 2006 the Final Deposit Funds in the form of a bank cashier's check or wire transfer of immediately available funds.

            (b) Purchaser and Seller acknowledge that the Deposit Funds shall be applied towards payment of the Consideration if the Closing occurs.

            (c) If the Agreement has been validly terminated by Purchaser or Seller pursuant to any paragraph of Section 6.1 for any reason, other than valid termination (i) by Seller pursuant to Section 6.1(b), (ii) by Purchaser or Seller pursuant to Section 6.1(c) because Purchaser does not have sufficient funds available for the payment of the Consideration, or (iii) by Purchaser or Seller pursuant to Section 6.1(c) because Purchaser has failed to obtain all regulatory approvals required to consummate the Transaction, Seller shall pay back to Purchaser, immediately upon termination, an amount equal to the Deposit Funds in the form of a bank cashier's check or wire transfer of immediately available funds.

            (d) If the Agreement has been validly terminated by (i) Seller pursuant to Section 6.1(b) or (ii) Purchaser or Seller pursuant to Section 6.1(c) because Purchaser does not have sufficient funds available for the payment of the Consideration, Seller shall be entitled to retain the Deposit Funds.

            (e) If the Agreement has been validly terminated by Purchaser or Seller pursuant to Section 6.1(c) because Purchaser has failed to obtain all regulatory approvals required to consummate the Transaction, Seller shall pay back to Purchaser, immediately upon termination, an amount equal to the Deposit Funds, less One Hundred Thousand Dollars ($100,000.00), in the form a bank cashier's check or wire transfer of immediately available funds.

      2.5. SUBSEQUENT SALE OF MBHC OR THE MURRAY BANK.

            (a) If either MBHC or the Murray Bank consummates a Subsequent Sale before the first anniversary of the Closing Date; then Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) the amount, if any, by which (i) one-half of the Subsequent Sale Consideration exceeds (ii) the Consideration received by Seller pursuant to Section 2.2 (the "Subsequent Sale Excess Amount").

            (b) If either MBHC or the Murray Bank consummates a Subsequent Sale on or after the first anniversary and before the second anniversary of the Closing Date; then Purchaser shall pay to Seller (in cash or by wire transfer of immediately available funds) an amount equal to fifty percent (50%) of the Subsequent Sale Excess Amount, if any.

            (c) The Subsequent Sale Excess Amount owed to Seller pursuant to either Section 2.5(a) or (b) shall be paid by Purchaser at or immediately before the effective time of the consummation of the Subsequent Sale; provided, however, if any portion of the Subsequent Sale Consideration is to be paid in the form of an earnout after the consummation of the Subsequent Sale, Purchaser shall pay to Seller its portion of the Subsequent Sale Excess Amount that results from the earnout at or immediately before the payment of such earnout to the equity owners of MBHC or the Murray Bank, as applicable.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser the following, as of the date hereof:

            (a) Title of Shares and Voting Rights. Seller is the legal and beneficial owner of the Seller Shares. Seller has good and marketable title to the Seller Shares, free and clear of all Liens. Seller has full legal power, authority and right to vote the Seller Shares without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, except for this Agreement, Seller has not (a) entered into any voting agreement with any person or entity with respect to Seller Shares, (b) granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to such shares, (c) deposited any of the Seller Shares in a voting trust or (d) entered into any arrangement or agreement with any person or entity limiting or affecting his or her legal power, authority or right to vote Seller Shares. The Seller Shares constitute 50% of the outstanding shares of membership in MBHC.

            (b) Organization and Qualification. Seller is a Tennessee corporation duly organized, validly existing and in good standing under the laws of Tennessee.

            (c) Authorized and Effective Agreement. Seller has the full power and authority, and is duly authorized to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Seller and is legally binding upon and enforceable against Seller in accordance with its terms; subject to general principles of equity, and applicable bankruptcy, insolvency, reorganization or other similar laws of general application related to creditors' rights and remedies.

            (d) No Conflict. Except as set forth on Schedule 3.1(d), neither the execution nor delivery of this Agreement nor the consummation of the Transaction will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on the Seller Shares under any agreement, instrument, order, judgment or decree to which Seller is a party, is bound or is subject and no further action is required to be taken by Seller, nor is it necessary for Seller to obtain any action, approval or consent by or from any Person or Government Authority to enable Seller to enter into or perform its obligations under this Agreement, except for filings of applications or notices with the FRB and the OTS, as required.

            (e) Brokers. No broker, investment banker, financial advisor or other Person on behalf of Seller is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transaction that will cause any payment obligation on the part of Purchaser.

            (f) Litigation. No litigation, claim or other proceeding before any court or Government Authority is pending or to Seller's knowledge threatened against Seller, its officers or directors, that if determined adversely to Seller, would materially impair the ability or the obligation of Seller to perform fully on a timely basis its obligations under this Agreement.

      3.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller the following as of the date hereof:

            (a) Organization and Qualification. Purchaser is a Kentucky corporation duly organized, validly existing and in good standing under the laws of Kentucky.

            (b) Authorized and Effective Agreement. Purchaser has the corporate power and authority and is duly authorized to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Purchaser and is legally binding upon and enforceable against Purchaser in accordance with its terms.

            (c) No Conflict. Neither the execution nor delivery of this Agreement nor the consummation of the Transaction will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under Purchaser's articles of incorporation, bylaws, or other organizational document, as applicable, or result in the creation of any Lien or any agreement, instrument, order, judgment or decree to which Purchaser is a party, is bound or is subject and no further action is required to be taken by Purchaser, nor is it necessary for Purchaser to obtain any action, approval or consent by or from any third persons or Government Authority, to enable Purchaser to enter into or perform its obligations under this Agreement, except for filings of applications or notices with the FRB and the OTS, as required.

            (d) Brokers. No broker, investment banker, financial advisor or other Person on behalf of Purchaser is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement that will cause any payment obligation on the part of Seller.

            (e) Litigation. No litigation, claim or other proceedings before any court or Government Authority is pending, or to Purchaser's knowledge, threatened against Purchaser, its officers or directors, that if determined adversely to Purchaser, would materially impair the ability or the obligations of Purchaser to perform fully on a timely basis its obligations under this Agreement.

            (f) Investment Intent. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risk and merits associated with its acquisition of the Seller Shares and is acquiring the Seller Shares for its own investment, with no present intention of making a public distribution thereof. Purchaser will not sell or otherwise dispose of the Seller Shares in violation of the Securities Act of 1933, as amended, or any state securities laws.

            (g) Sufficient Funds. At the time of Closing, Purchaser will have sufficient funds available to consummate the Transaction, including the payment of the Original Consideration and any Additional Consideration.

                                   ARTICLE IV

                                    COVENANTS

      4.1. COOPERATION. Each of Seller and Purchaser agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as contemplated hereunder as promptly as practicable and each of Purchaser and Seller shall use its reasonable best efforts to cooperate with the other to that end.

      4.2. REGULATORY FILINGS. Purchaser shall prepare all regulatory filings required to consummate the Transaction and submit the filings for approval with the FRB, if required, and the OTS, and any other governing regulatory authority, the approval of which is required. Seller shall furnish all information concerning it as may be reasonably requested by Purchaser in connection with the preparation of such regulatory filings. Purchaser agrees to (a) make draft copies of such filings (except for any confidential portions thereof) available to Seller at least one (1) business day prior to the filing thereof, (b) request confidential treatment by the appropriate regulatory authority of all information submitted in the applications entitled to confidential treatment,
(c) promptly provide Seller with a copy of the filings as filed (except for any confidential portions thereof) and all approvals, denials, requests, notices, orders, opinions, correspondence and other documents with respect thereto, (d) use its reasonable efforts to obtain all such governmental approvals.

      4.3. NOTIFICATION OF CERTAIN MATTERS. Each of Seller and Purchaser shall give prompt written notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to prevent such Party from consummating the Transaction or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

      4.4. TRANSFER AND VOTING. Seller shall continue to own and shall not assign, transfer, or otherwise dispose of, or in any way subject to any Lien, the Seller Shares, except as contemplated by this Agreement and shall at all times from the date hereof, through the Closing, maintain the full right, power and authority to vote the Seller Shares free of restrictions, arrangements or limitations thereon.

      4.5. CAPITAL EXPENDITURES. From the date hereof until the Closing, MBHC and the Murray Bank shall not, and Purchaser shall use its reasonable best efforts to cause MBHC and the Murray Bank not to, make any capital expenditures (other than capital expenditures set forth in Schedule 4.5) in excess of $50,000 without the prior written consent of Seller, which shall not be unreasonably withheld; provided, however, that MBHC or the Murray Bank shall be permitted to make any capital expenditure that has been unanimously approved by MBHC's or the Murray Bank's board of directors, as applicable, or that is required by the OTS.

      4.6. DELIVERY OF DOCUMENTS. At the Closing, each of Purchaser and Seller shall deliver certificates and other documents required to be delivered under
Article V hereof.

      4.7. SALE OF REAL PROPERTY. Immediately following the execution of this Agreement, Purchaser and Seller shall each use its reasonable best efforts to list the real property they jointly own located at 700 North 12th Street, Murray, Kentucky for sale, and each shall use its reasonable best efforts to cause such property to be sold for a value reasonably agreed to by Purchaser and Seller as soon as reasonably practicable following the date hereof. The proceeds from such sale shall be divided equally between Seller and Purchaser.

      4.8. OPERATION OF THE MURRAY BANK PRIOR TO CLOSING. From the date hereof until the Closing, or the earlier termination of this Agreement in accordance with Article VI, MBHC and the Murray Bank shall, and each of Purchaser and Seller shall use its reasonable best efforts to cause MBHC and the Murray Bank to, operate in the ordinary course of business consistent with past practice.

                                   ARTICLE V

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

      5.1. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the Transaction is subject to the fulfillment of each of the following conditions or written waiver thereof by Seller:

            (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by the Chief Executive Officer of Purchaser to such effect.

            (b) No Injunction. No Government Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

            (c) Regulatory Approvals. All regulatory approvals required to consummate the Transaction shall have been obtained by Purchaser and such approvals shall remain in full force and effect.

            (d) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser under this Agreement at or before the Closing, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by the Chief Executive Officer of Purchaser to such effect.

      5.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the Transaction is subject to the fulfillment of each of the following conditions or written waiver thereof by Purchaser:

            (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Purchaser shall have received a certificate, signed on behalf of Seller by the Chief Executive Officer of Seller to such effect.

            (b) No Injunction. No Government Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

            (c) Regulatory Approvals. All regulatory approvals required to consummate the Transaction shall have been obtained by Purchaser and such approvals shall remain in full force and effect.

            (d) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Closing, and Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of Seller by the Chief Executive Officer of Seller to such effect.

                                   ARTICLE VI

                                   TERMINATION

      6.1. TERMINATION. This Agreement may be terminated, and the Transaction may be abandoned:

            (a) Mutual Consent. At any time before the Closing, by the mutual written consent of Purchaser and Seller.

            (b) Breach. At any time before the Closing, by Purchaser on the one hand or Seller on the other hand, in the event of: (i) a material breach by Purchaser on the one hand or Seller on the other hand, as the case may be, of any representation or warranty contained herein, which breach cannot be or has not been cured within the earlier of 30 days after the giving of written notice to the breaching Party or Parties of such breach and the Termination Date; or
(ii) a material breach by Purchaser on the one hand or Seller on the other hand, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within the earlier of 30 days after the giving of written notice to the breaching Party or Parties of such breach and the Termination Date; provided, however, that Seller shall not be entitled to terminate this Agreement under this Section 6.1(b) for any breach or alleged breach of any of the representations and warranties of Purchaser if such breach does not render Purchaser incapable of delivering the Consideration at the Closing, or does not prevent the receipt of any requisite regulatory approvals.

            (c) Delay. At any time before the Closing, by Purchaser on the one hand or Seller on the other hand, if the Transaction has not been consummated by the Termination Date, except to the extent that the failure of the Transaction then to be consummated arises out of or results from the material breach by the Party seeking to terminate pursuant to this Section 6.1(c) of any representation, warranty, covenant or agreement of such Party contained herein.

      6.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Transaction pursuant to this Article VI, except for Section 2.4 in its entirety and this Article VI, which shall survive to the fullest extent permitted by law, (a) this Agreement shall be void and of no further effect, and (b) there shall be no liability by reason of this Agreement, or the termination thereof on the part of Purchaser or Seller or the respective directors, officers, employees, agents or shareholders of any of them, unless such termination results from a Party's willful or reckless misrepresentation or intentional or reckless breach of any covenant or representation or warranty contained herein. In such event, the terminating Party shall have all remedies available to it at law or in equity.

      6.3. TERMINATION AMOUNT. Seller agrees that, if Purchaser shall validly terminate this Agreement (i) pursuant to Section 6.1(b) or (ii) pursuant to
Section 6.1(c) because Purchaser has failed to obtain all regulatory approvals required to consummate the Transaction, and such failure is caused by Seller's material breach of a representation, warranty, covenant or agreement; then Seller shall pay to Purchaser in cash or by wire transfer of immediately available funds, immediately upon termination, an amount equal to One Hundred Thousand Dollars ($100,000.00).

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1. SURVIVAL. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing.

      7.2. WAIVER; AMENDMENT. Before the Closing, any provision of this Agreement may be (a) waived by the Party benefited by the provision or (b) amended or modified at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement.

      7.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

      7.4. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Kentucky applicable to contracts made and to be performed entirely within such State.

      7.5. EXPENSES. Each Party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

      7.6. NOTICES. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such Party may specify by notice to the Parties hereto.

            (a) If to Purchaser, to:    BancKentucky, Inc.
                                        405 South 12th Street
                                        P.O. Box 1300
                                        Murray, Kentucky 42071
                                        Attn: Ronald Gibson
                                        Telephone No. (270) 753-5626
                                        Telecopy No. (270) 759-3777

                With a copy to:         Hurt and Jones
                                        105 North 6th Street
                                        P.O. Box 430
                                        Murray, Kentucky 42071
                                        Attn: Rick Jones, Esq.
                                        Telephone No. (270) 753-1268
                                        Telecopy No. (270) 753-5913

                                        Frost Brown Todd LLC
                                        400 West Market Street, 32nd Floor
                                        Louisville, Kentucky 40202
                                        Attn:  R. James Straus, Esq.
                                        Telephone No.  (502) 589-5400
                                        Telecopy No. (502) 581-1087

            (b) If to Seller, to:       Civitas BankGroup, Inc.
                                        810 Crescent Centre Drive
                                        Suite 320
                                        Franklin, Tennessee 37067
                                        Attn: Richard Herrington
                                        Telephone No. (615) 263-9500
                                        Telecopy No. (615) 846-5005

                With a copy to:         Bass, Berry & Sims PLC
                                        315 Deaderick Street
                                        AmSouth Center
                                        Suite # 2700
                                        Nashville, Tennessee 37238
                                        Attn:  Bob F. Thompson, Esq.
                                        Telephone No.  (615) 742-6262
                                        Telecopy No. (615) 742-2762

      7.7. ENTIRE UNDERSTANDING; THIRD PARTY BENEFICIARIES. This Agreement, together with the other documents to be delivered in connection with the Transaction, represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      7.8. SEVERABILITY. If any provision of this Agreement or its application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

      7.9. ENFORCEMENT OF THE AGREEMENT. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      7.10. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year in the preamble of this Agreement.

      7.11. ASSIGNMENT. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

      7.12. JOINT VENTURE AGREEMENT. Upon the consummation of the Transaction, Seller and Purchaser (a) acknowledge that the Joint Venture Agreement shall be terminated in accordance with Section 11.2(a) of the Joint Venture Agreement and
(b) waive all requirements of Articles 8, 9 and 10 thereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year hereinabove first written.

                                        BANCKENTUCKY, INC.

                                        By: /s/ Ronnie D. Gibson
                                           ---------------------------
                                        Name: Ronnie D. Gibson
                                        Title: President

                                        CIVITAS BANKGROUP, INC.

                                        By: /s/ Richard Herrington
                                           ---------------------------
                                        Name: Richard Herrington
                                        Title: President

                                        THE MURRAY BANC HOLDING COMPANY, LLC

                                        By: /s/ Ronnie D. Gibson
                                           ---------------------------
                                        Name: Ronnie D. Gibson
                                        Title: President & CEO

                                        THE MURRAY BANK

                                        By: /s/ Ronnie D. Gibson
                                           ---------------------------
                                        Name: Ronnie D. Gibson
                                        Title:  President & CEO